EXHIBIT 12.1


                              COMPUTATION OF RATIOS

RETURN ON AVERAGE ASSETS                             Net income/Average assets

RETURN ON AVERAGE STOCKHOLDERS' EQUITY               Net income/Average
                                                     stockholders' equity

NET INTEREST MARGIN                                  Fully tax equivalent net
                                                     interest income/Average
                                                     earning assets

NON-INTEREST INCOME LEVERAGE RATIO                   (Other Income less gains on
                                                     securities transaction and
                                                     asset disposals)/(Other
                                                     expense less intangible
                                                     amortization)

EFFICIENCY RATIO                                     (Other expense less
                                                     intangible
                                                     amortization)/(Fully tax
                                                     equivalent net interest
                                                     income plus non-interest
                                                     income)

AVERAGE STOCKHOLDERS' EQUITY TO AVERAGE ASSETS       Average stockholders'
                                                     equity/Average assets

AVERAGE LOANS TO AVERAGE DEPOSITS                    Average gross loans/Average
                                                     deposits

RISK-BASED CAPITAL RATIO                             Tier 1 Capital plus
                                                     allowance for loan
                                                     losses/Risk adjusted assets

DIVIDEND PAYOUT RATIO                                Dividends declared/Net
                                                     income

BOOK VALUE PER SHARE                                 Total stockholders'
                                                     equity/Common shares
                                                     outstanding at year-end

TANGIBLE BOOK VALUE PER SHARE                        (Total stockholders' equity
                                                     less goodwill and other
                                                     intangible assets)/Common
                                                     shares outstanding at
                                                     quarter-end